NATIONAL POOLS CORPORATION
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS





           Three Months Ended September 30, 1996 and 1995, And For The
          Period Cumulative From Inception (February 23, 1993) through
                               September 30, 1996


                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                              September 30,             December 31,
                                                                                  1996                     1995

                                                                               (Unaudited)               (Audited)
                                                                              ------------              -----------

ASSETS

Current Assets:
 Cash                                                                         $    15,211               $    12,639

 Employee Advances Receivable                                                      30,939                    17,965
                                                                              ------------              -----------

  Total Current Assets                                                             46,150                    30,604
                                                                              ------------              -----------

Fixed Assets:
 Equipment                                                                         89,090                    89,090
 Less Accumulated Depreciation                                                     39,448                    26,218
                                                                              ------------              -----------

  Net Fixed Assets                                                                 49,642                    62,872
                                                                              ------------              -----------

Intangible Assets (Note 7):
 Software                                                                         200,036                   200,036
 Less Accumulated Amortization                                                    145,124                    95,120
                                                                              ------------              -----------

  Net Intangible Assets                                                            54,912                   104,916
                                                                              ------------              -----------

Deposits                                                                            6,573                     3,811
                                                                              ------------              -----------

   TOTAL ASSETS                                                               $   157,277               $   202,203
                                                                              ============              ===========


           See accountants' compilation report and accompanying notes


                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                                 BALANCE SHEETS
                                   (Continued)

                                                                              September 30,             December 31,
                                                                                  1996                     1995
                                                                               (Unaudited)               (Audited)
                                                                              ------------              -----------

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
 Accounts Payable (Note 3)                                                    $   616,922               $   533,085
 Accrued Interest Payable (Note 5)                                                255,819                   162,116
 Wages Payable                                                                    195,288                    82,788
 Payroll Taxes Payable                                                             13,291                    11,512
 Notes Payable (Note 5)                                                           929,180                   822,930
                                                                              ------------              -----------

  Total Current Liabilities                                                     2,010,500                 1,612,431
                                                                              ------------              -----------


   Total Liabilities                                                            2,010,500                 1,612,431
                                                                              ------------              -----------


Stockholders' Deficit:
 Common Stock (Note 6)                                                            991,764                   991,764
 Preferred Stock (Note 6)
 Deficit Accumulated during the
  Development Stage                                                             (2,844,987)               (2,401,992)
                                                                               ------------              ------------

   Total Stockholders' Deficit                                                  (1,853,223)               (1,410,228)
                                                                               ------------              ------------

    TOTAL LIABILITIES AND STOCKHOLDERS'
     DEFICIT                                                                  $   157,277               $   202,203
                                                                              ============              =============

           See accountants' compilation report and accompanying notes


                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                    STATEMENTS OF OPERATIONS AND ACCUMULATED
            DEFICIT Three Months and Nine Months Ended September 30,
                           1996 and 1995, and for the
 Period Cumulative from Inception (February 23, 1993) through September 30, 1996

                                                                                                                        Cumulative
                                                                                                                           from
                                                                                                                         Inception
                                              Three Months Ended                         Nine Months Ended                through
                                                 September 30,                             September 30,               September 30,
                                        --------------------------------         --------------------------------      -------------
                                             1996              1995                  1996              1995                1996
                                        -------------      -------------         -------------      -------------      -------------

Operating Expenses                      $(   136,788)      $(    47,254)         $(   296,341)      $(   223,489)      $( 1,315,604)

Research and Development (Note 2)        (     5,178)       (    39,004)          (    52,951)       (   177,602)       ( 1,308,326)
                                        -------------      -------------         -------------      -------------      -------------

  Net (Loss) from Operations             (   141,966)       (    86,258)          (   349,292)       (   401,091)       ( 2,623,930)
                                        -------------      -------------         -------------      -------------      -------------

Other Income and (Expense):

 Interest Expense:
  Discounts on Convertible Debt
   (Note 6)                                                 (    20,682)                             (    62,046)       (   248,188)
  Other Interest Expense                 (    32,238)       (    40,324)          (    93,703)       (   120,812)       (   380,700)
                                        -------------      -------------         -------------      -------------      -------------
   Total Interest Expense                (    32,238)       (    61,006)          (    93,703)       (   182,858)       (   628,888)

 Interest Income                                                                                                             1,012

 Loss on Disposal of Assets                                                                          (     7,490)       (    57,585)
                                       -------------      -------------         -------------       -------------      -------------

   Total Other Income and (Expense)      (    32,238)       (    61,006)          (    93,703)       (   190,348)       (   685,461)
                                        -------------      -------------         -------------      -------------      -------------

Net (Loss) Before Extraordinary
 Item                                    (   174,204)       (   147,264)          (   442,995)       (   591,439)       ( 3,309,391)

Benefit from Extinguishment
 of Debt                                                                                                                   464,404

Net (Loss)                               (   174,204)       (   147,264)          (   442,995)        (  591,439)       ( 2,844,987)


           See accountants' compilation report and accompanying notes


                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                   (Continued)

                                                                                                                       Cumulative
                                                                                                                         from
                                                                                                                        Inception
                                               Three Months Ended                       Nine Months Ended                through
                                                  September 30,                           September 30,                September 30,
                                        --------------------------------         --------------------------------      -------------
                                             1996              1995                 1996                 1995               1996
                                        -------------      -------------         -------------      -------------      -------------


Net (Loss)                               (   174,204)       (   147,264)          (   442,995)        (  591,439)       ( 2,844,987)

Accumulated Deficit, Beginning           ( 2,670,783)       ( 2,295,243)          ( 2,401,992)       ( 1,851,068)
                                        -------------      -------------         -------------      -------------      -------------

Accumulated Deficit, Ending             $( 2,844,987)      $( 2,442,507)         $( 2,844,987)      $( 2,442,507)      $( 2,844,987)
                                        =============      =============         =============      =============      =============




Per Common Share

Net (Loss) Per Common Share                   $( .01)            $( .01)               $( .01)            $( .08)

Weighted Average Common Shares
 Outstanding                              29,713,689         13,925,592            29,713,689          7,483,777
                                         ===========         ==========            ==========          =========

           See accountants' compilation report and accompanying notes


                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
      Period from Inception (February 23, 1993) through September 30, 1996



                                                                                                         Total
                                                            Common                 Accumulated           Stockholders'
                                                            Stock                  Deficit               Deficit
                                                            ------------           ------------          ------------

Shares Issued in 1993 (Note 6)                              $    10,326                                 $    10,326

Net Loss for the period                                                            $(  418,377)           (  418,377)
                                                            ------------           ------------          ------------

Balance December 31, 1993                                        10,326             (  418,377)           (  408,051)

Shares Issued in 1994 (Note 6)                                   29,600                                       29,600

Net Loss for the period                                                             (1,432,691)           (1,432,691)
                                                            ------------           ------------          ------------

Balance December 31, 1994                                        39,926             (1,851,068)           (1,811,142)

Shares Issued in 1995 (Note 6)                                  951,838                                      951,838

Net Loss for the period                                                             (  550,924)           (  550,924)
                                                            ------------           ------------          ------------

Balance December 31, 1995                                       991,764             (2,401,992)           (1,410,228)

Net Loss for the period                                                             (  442,995)           (  442,995)
                                                            ------------           ------------          ------------

Balance September 30, 1996                                  $   991,764            $(2,844,987)          $(1,853,223)
                                                            ============           ============          ============

           See accountants' compilation report and accompanying notes


                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                             STATEMENTS OF CASH FLOW
       Three Months and Nine Months Ended September 30, 1996 and 1995, and the Period From Inception (February 23, 1993) through September 30, 1996

                                                                                                                       Cumulative
                                                                                                                          from
                                                                                                                        Inception
                                              Three Months Ended                       Nine Months Ended                 through
                                                 September 30,                           September 30,                 September 30,
                                        --------------------------------         --------------------------------      -------------
                                            1996               1995                 1996                1995                1996
                                        -------------      -------------         -------------      -------------      -------------

Cash Flow from Operating
 Activities:
  Net Loss                              $(   174,204)      $(   147,264)         $(   442,995)      $(   591,439)      $( 2,844,987)

Adjustments to Reconcile Net
 Income to Net Cash Provided
 by Operating Activities:
  Depreciation                                 4,410              8,992                13,230             26,976             54,748
  Amortization of Intangible Assets           16,668             50,004                50,010            147,948
  Amortization of Original Issue
   Discount, Convertible Debt                                    20,682                                   62,047            248,188
  Loss on Disposal of Assets                                                                               7,490             57,585
  Gain from Extinguishment of Debt                                                                                      (   464,404)

  (Increase) Decrease in:
   Employee Advances Receivable          (     8,359)        (    5,581)          (    12,974)       (     6,279)       (    30,939)
   Deposits                              (     2,762)               610           (     2,762)            10,281        (     6,573)

  Increase (Decrease) in:
   Accounts Payable                           54,055              4,901                83,837             94,397            562,893
   Wages Payable                              37,500             36,725               112,500            109,151            636,401
   Payroll Taxes Payable                       1,075         (    4,510)                1,779        (       795)            13,291
   Accrued Interest Payable                   32,237             40,244                93,703            120,731            378,657
                                         ------------      -------------         -------------      -------------      ------------

    Net Cash Used by Operating
     Activities                           (   39,380)       (    28,531)          (   103,678)       (   117,430)       ( 1,247,192)


           See accountants' compilation report and accompanying notes


                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                             STATEMENTS OF CASH FLOW
                                   (Continued)

                                                                                                                        Cumulative
                                                                                                                           from
                                                                                                                         Inception
                                             Three Months Ended                        Nine Months Ended                  through
                                                September 30,                             September 30,                September 30,
                                        -------------------------------         --------------------------------       ------------
                                           1996               1995                  1996               1995                1996
                                        ------------      -------------         -------------      -------------       ------------


Cash Flows from Investing
 Activities:
  Proceeds from Sale of Assets          $                 $                     $                  $      8,000              8,400
  Cash Paid for Fixed Assets                                                                                           (   168,465)
  Cash Paid for Intangible
   Assets                                                                                                              (   100,967)
                                        ------------      -------------         -------------      -------------       ------------

    Net Cash (Used by) Provided by
     Investing Activities                                                                                 8,000        (   261,032)

Cash Flows from Financing
 Activities:
  Issuance of Common Stock                                       5,000                                   75,167            129,903
  Proceeds from Short-Term Debt                                                                                            822,930
  Proceeds from Stockholder Loans
   (Note 5)                                  33,537             21,650               106,250             35,602            570,602
                                       -------------      -------------         -------------      -------------      ------------

    Net Cash Provided by
     Financing Activities                    33,537             26,650               106,250            110,769          1,523,435
                                       -------------      -------------         -------------      -------------      ------------

     Net Increase (Decrease) in
      Cash and Cash Equivalents          (     5,843)       (     1,881)               2,572              1,339             15,211

Cash and Cash Equivalents,
 Beginning of Period                          21,054              3,817                12,639               597
                                       -------------      -------------         -------------      ------------       ------------

Cash and Cash Equivalents,
 End of Period                          $     15,211       $      1,936          $     15,211       $     1,936       $     15,211
                                       =============      =============         =============      =============      ============


           See accountants' compilation report and accompanying notes


                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                             STATEMENTS OF CASH FLOW
                                   (Continued)

                                                                                                                      Cumulative
                                                                                                                         from
                                                                                                                       Inception
                                             Three Months Ended                       Nine Months Ended                  through
                                                September 30,                            September 30,                September 30,
                                       --------------------------------         ---------------------------------     -------------
                                            1996             1995                  1996                1995                1996
                                       -------------     --------------         -------------      --------------     -------------

Supplemental Disclosures:

 Noncash Investing Activities:
  Accounts Payable Reduced by
   Disposal (Return) of Assets         $                  $                     $                   $(    41,966)      $(   41,966)
  Intangible Assets Financed by
   Accounts Payable                                                                                                        145,769

    Total Noncash Investing
     Activities                        $                  $                     $                   $(    41,966)     $    103,803
                                       =============      =============         =============       =============     ============


 Noncash Financing Activities:
  Wages Payable Converted to
   Common Stock                        $                  $                     $                  $                   $    22,498
  Accounts Payable Converted to
   Common Stock                                                                                                              4,748
  Stockholder Loans and Related
   Accrued Interest Converted to
   Common Stock                                                                                                            853,377

    Total Noncash Financing
     Activities                        $                  $                     $                  $                  $    880,623
                                       =============      =============         =============      =============      ============


           See accountants' compilation report and accompanying notes

                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

                               September 30, 1996

1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Business Activity

        The Company was formed on February 23, 1993, for the purpose of developing and operating the Hit-Lotto Project (Project). This Project uses debit card, telecommunications, Internet website, and computer technology to market and distribute chances for lottery players to enter pools when they buy Hit-Lotto cards.

        Basis of Accounting

        The financial statements have been prepared for a development stage company in accordance with generally accepted accounting principles.

        Fixed Assets

        Equipment is shown at cost. When retired or otherwise disposed of, the related carrying value and accumulated depreciation are removed from the respective accounts. Any resulting profit or loss is reflected in income. The Company provides for depreciation of equipment using the straight-line method and lives of five to seven years.

        Intangible Assets

        The Company has capitalized proprietary software developed for the Project. The Company provides for amortization of intangible assets using the straight-line method over three years, subject to periodic review of impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

        Convertible Debt Discount

        The Company provides for amortization of the convertible debt discount using the straight-line method over three years.

        Research and Development Costs

        The Company charges all research and development costs, including direct and indirect costs, to an expense when incurred.

        Net Loss Applicable Per Common Share

        Per share amounts are calculated based on the weighted average number of common shares outstanding during the periods of net loss.

        Cash Equivalents

        For purposes of the statement of cash flows, cash equivalents include the general operating checking and money market accounts.

                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

                               September 30, 1996

2.      DEVELOPMENT STAGE OPERATIONS

        Since inception, the Company operations have been devoted primarily to the formulation and design of telecommunications and computer technology, including the Hit-Lotto debit card and Internet Web Page, for the Project. In August, 1994, the Project was tested in San Diego, and development is continuing.

3.      ACCOUNTS PAYABLE

        Accounts payable consist of the following at September 30, 1996:

                Rent                                        $  81,078
                Legal Fees                                    129,357
                Advertising                                   151,999
                Proprietary Software                          145,769
                Accounting                                     35,126
                Miscellaneous                                  73,593
                                                            ---------

                Total                                       $ 616,922
                                                            =========


4.      INCOME TAXES

        As of September 30, 1996, the Company has a federal loss carryforward of $2,844,987 and a state loss carryforward of $1,422,493. The loss carryforwards are available to reduce future years' taxable income (if earned) and expire as follows:

                Losses Expire
                December 31,                   Federal        State
                -------------                -----------    -----------
                    2008                     $   418,376    $   209,188
                    2009                       1,432,692        716,346
                    2010                         550,924        275,462
                    2011                         442,995        221,497
                                             -----------    -----------

                                             $ 2,844,987    $ 1,422,493
                                             ===========    ===========

5.      NOTES PAYABLE
        Included in notes payable at September 30, 1996, are the following:

                Payable to Providence on demand,
                 prime + 4% (12.25% at September 30, 1996)      $ 822,930
                Payable to stockholders, 10%, revolving
                 three month maturity                             106,250
                                                                ---------
                                                                $ 929,180

                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

                               September 30, 1996

6.      CAPITAL TRANSACTIONS

        Common Stock

        The following schedule includes the date and number of common shares issued for cash and other considerations.

                                          Shares
                                        Authorized       Shares
                                        and Unissued     Issued        Amount
                                        ------------    ----------    ---------

        Shares authorized,
         February 23, 1993                    3,000
        Increase in shares
         authorized, September 23,
         1993                             9,997,000
        Shares issued throughout
         year at $.005 per share        ( 1,912,398)     1,912,398    $   9,562
        Shares issued to employees
         during September through
         November 1993, at $.0025
         per share                      (   305,533)       305,533          764
                                        ------------    ----------    ---------

        Balance December 31, 1993         7,782,069      2,217,931       10,326

        Shares issued during
         September, 1994, at $.50
         per share                      (    50,000)        50,000       25,000
        Shares issued during
         December, 1994, at $.05
         per share                      (    20,000)        20,000        1,000
        Shares issued to employees
         throughout the year at
         $.0025 per share               ( 1,439,875)     1,439,875        3,600
                                        ------------    ----------    ---------

        Balance December 31, 1994         6,272,194      3,727,806       39,926

        Shares issued during April,
         1995, at $.0465 per share      (   591,910)       591,910       27,500
        Shares issued during April,
         1995, in lieu of advance
         payable to stockholder
         at $.0465 per share            ( 1,560,490)     1,560,490       72,500
        Shares issued January through
         May, 1995, at $.05 per share   (   790,841)       790,841       39,541
        Increase in shares
         authorized, December 29,
        1995                             25,000,000

                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

                               September 30, 1996

6.      CAPITAL TRANSACTIONS (Continued)

        Shares issued to employees
         during July, 1995, in lieu
         of payment of wages at
         $.0025 per share               ( 6,948,878)     6,948,878       17,372
        Shares issued during December,
         1995, in lieu of accounts
         payable to stockholder at
         $.0025 per share               (   205,500)       205,500          514
        Shares issued August through
         December, 1995, at $.05
         per share                      (   546,000)       546,000       27,300
        Shares issued during November
         and December, 1995, in lieu of
         employee expenses at $.05
         per share                      (    74,685)        74,685        3,734
        Shares issued during December,
         1995, in lieu of accounts
         payable at $.05 per share      (    10,000)        10,000          500
        Shares issued during December,
         1995, for extinguishment of
         stockholder debt at $.05
         per share                      (15,257,579)    15,257,579      762,877
                                        ------------    ----------    ---------

         Balance September 30, 1996       5,286,311     29,713,689    $ 991,764
                                        ============    ==========    =========


        Preferred Stock

        On September 23, 1993, the Company authorized 5,000,000 shares of preferred stock which remain unissued as of September 30, 1996.

        Shares Issued for Extinguishment of Stockholder Debt

        In the event the Company does not obtain other financing by December 31, 1996, 15,257,579 shares issued for extinguishment of stockholder debt shall become void and interest shall continue to accrue, effective January 1, 1996, under all indebtedness otherwise converted.

7.      INTANGIBLE ASSETS AMORTIZATION

        Unamortized intangible assets were $54,912 at September 30, 1996. Amortization expense was $16,668, $50,004, and $147,948 for the three months and nine months ended September 30, 1996 and since inception, respectively. Accumulated amortization was $145,124 at September 30, 1996.

                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS

                               September 30, 1996

8.      STOCK OPTIONS OUTSTANDING

        On January 20, 1995, one stockholder was granted an option to purchase 3,744,000 shares of common stock at $.05 per share. The option expires January 30, 1997.

9.      SUBSEQUENT EVENT

        On June 13, 1996, the President, as an individual, entered into an option agreement to acquire 250,000 shares of convertible preferred stock in NuOasis Gaming, Inc. (NuOasis) at $13.00 per share ($3,250,000). The stock is convertible to 19,500,000 shares of common stock, or 39% of voting stock in NuOasis. The options are assignable, and any profits earned through assignment will be used to purchase additional shares of NuOasis common stock.

        The preferred shares will be purchased from a single stockholder who in turn has agreed to use the majority of the proceeds to purchase a subsidiary from NuOasis, and to obtain a release from liabilities from NuOasis.

9.      SUBSEQUENT EVENT (Continued)

        The  preferred   share  option  exercise  is  contingent  upon  NuOasis'
        acquisition of the Company for consideration of $1,200,000 in convertible notes and 1,000,000 shares of common stock when available for issuance. Subsequent to the acquisition and the preferred share option exercise, the Company would be a wholly-owned subsidiary of NuOasis with $3,000,000 working capital available for continuing operations.

        The conversion of the NuOasis preferred shares following the exercise of the preferred share option is conditioned on an increase in the authorized shares of NuOasis common stock. The required increase in authorized shares of common stock is subject to NuOasis stockholder approval.

10. GOING CONCERN

        As shown in the accompanying financial statements, the Company has incurred a $2,844,987 deficit since inception and, as of September 30, 1996, the Company's current liabilities exceeded its current assets by $1,964,350. Liens of $108,498 have been filed by two creditors.
        Management of the Company is currently negotiating settlement payments for several accounts payable balances.

        The ability of the Company to continue as a going concern is dependent on its ability to obtain additional working capital or equity investment, as well as to be successful in developing a product that can be marketed profitably. Should the Company not receive additional funding, it is uncertain whether the Company has the ability to continue. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                              NUOASIS GAMING, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                          AND STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                 To Reflect the
                                 Acquisition of
                           National Pools Corporation



The following unaudited pro forma consolidated balance sheet as of September 30, 1996 and the unaudited pro forma consolidated statement of operations for the three months ended September 30, 1996, give effect to the acquisition of all the outstanding shares of National Pools Corporation, ("NPC") by NuOasis Gaming Inc., ("NuOasis") which acquisition was completed on December 24, 1996, and other related transactions which are expected to occur in the near future (collectively, the "Transaction"). The pro forma consolidated information is based on the historical financial statements of NuOasis Gaming and NPC and includes the effect of the acquisition under the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma consolidated financial statements. The pro forma consolidated balance sheet presents the financial position of NuOasis Gaming as if it had acquired NPC as of September 30, 1996. The pro forma consolidated statement of operations presents the result of operations of NuOasis Gaming as if it had acquired NPC as of July 1, 1995.

The unaudited pro forma consolidated balance sheet as of September 30, 1996 and the unaudited pro forma consolidated statement of operations for the year ended June 30, 1996 and for the three months ended September 30, 1996 may not be indicative of the results which may be obtained in the future or that actually would have occurred if the Transaction closed on July 1, 1995, and the combination had been in effect on the dates indicated. These unaudited pro forma consolidated financial statements should be read in conjunction with the NuOasis Gaming audited financial statements and notes included in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and the NPC's audited financial statements and notes contained elsewhere herein.


                              NUOASIS GAMING, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                            As of September 30, 1996
                                   (Unaudited)

                                                                                         Pro Forma                  Pro Forma
                                        NuOasis              NPC                        Adjustments                  Totals
                                   ----------------   ----------------  ------------------------------------   -----------------

ASSETS
  Cash                             $          2,022   $        15,211   $          1,765,000  (E)              $       3,017,233
                                                                                   1,235,000  (B)
  Employee Advances                               -            30,939                      -                              30,939
  Fixed Assets, Net                               -            49,642                      -                              49,642
  Intangibles, Net                                -            54,912                      -                              54,912
                                                                                     835,999  (A)
                                                                                    (835,999) (D)
  Investment in NPC                               -                 -              1,325,000  (A)                              -
                                                                                  (1,325,000) (A)
  Other Assets                                    -             6,573                      -                               6,573
                                   -----------------  ----------------  ---------------------                  -----------------
   Total Assets                    $          2,022   $       157,277   $          3,000,000                   $       3,159,299
                                    ================  ================  =====================                  =================
LIABILITIES &
 STOCKHOLDERS' DEFICIT
  Current Liabilities              $         79,436   $     1,081,320   $            (59,436) (F)              $       1,101,320
  Due to Affiliates                         760,198                 -                (79,025) (F)                      2,221,588
                                                                                    (224,585) (E)
                                                                                   1,765,000  (A)

  Notes Payable                                                                    1,200,000  (A)
                                                  -           929,180                125,000  (A)                      2,254,180
                                   -----------------  ----------------  ---------------------                  -----------------

  Total Liabilities                         839,634         2,010,500              2,726,954                           5,577,088
Stockholders' Deficit
 Preferred Stock Series B                   501,700                 -               (501,700) (A)                        501,700
                                                                                     501,700  (A)
 Common Stock                               300,000           991,764               (300,000) (A)                        300,000
                                                                                     300,000  (A)
                                                                                    (991,764) (A)
                                                                                   1,368,000  (B)
 Stockholders' Receivable                (1,326,613)                -               (523,300) (A)                         41,387
                                                                                 (11,852,896) (A)
                                                                                     190,064  (A)
 Additional Paid in Capital              12,376,196                 -             12,688,895  (A)                        190,064
                                                                                     138,461  (F)
                                                                                    (835,999) (B)
                                                                                      91,585  (B)
 Accumulated Deficit                    (12,688,895)       (2,844,987)                                                (3,450,940)
                                   -----------------  ----------------                                         ------------------
 Total Stockholders' Deficit               (837,612)       (1,853,223)               273,046                          (2,417,789)
                                   -----------------  ----------------  ---------------------                  ------------------
Total Liabilities and
  Stockholders' Equity             $          2,022   $       157,277   $          3,000,000                   $       3,159,299
                                   =================  ================  =====================                  =================


     See Accompanying Notes to Pro Forma Consolidated Financial Statements.


                              NUOASIS GAMING, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        For the Year Ended June 30, 1996
                                   (Unaudited)

                                                                                   Pro Forma                      Pro Forma
                                                 NuOasis            NPC           Adjustments                      Totals
                                            ---------------   --------------  --------------------------     -----------------

Operating Expenses                          $     1,087,987   $      406,524  $               -              $       1,494,511
 Write-off Goodwill                                       -                -            835,999   (A)(D)               835,999
 Research & Development                                   -          195,762                  -                        195,762
                                            ----------------  --------------- ------------------             -----------------
   Total operating expenses                       1,087,987          602,286            835,999                      2,526,272
 Interest Expense                                         -          227,095             96,000   (C)                  323,095
 Loss (gain) on Disposal of Asset                         -           12,684            (91,585)  (B)                  (78,901)
                                            ----------------  --------------- ------------------             -----------------
   Net (loss) income before
extraordinary item                               (1,087,987)        (842,065)          (840,414)                    (2,770,466)
 Extraordinary item
        Extinguishment of Debt Benefit                    -          384,860            138,461   (F)                  523,321
                                            ----------------  --------------- ------------------             -----------------
    Net Income (loss)                       $    (1,087,987)  $     (457,205)  $       (701,953)             $      (2,247,145)
                                            ================  ===============  =================             ==================
Pro forma net loss per share                $          (.04)  $          N/A  $             N/A              $            (.08)  (G)
                                            ================  =============== =================              ==================
Pro forma weighted-average common
        shares outstanding                       28,301,697              N/A                N/A                     28,301,697   (G)
                                            ================  =============== =================              =================


     See Accompanying Notes to Pro Forma Consolidated Financial Statements.


                              NUOASIS GAMING, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Three Months Ended September 30, 1996
                                   (Unaudited)



                                                                              Pro Forma                 Pro Forma
                                           NuOasis             NPC           Adjustments                 Totals
                                      ----------------- ----------------  -----------------         ---------------

  Operating Expenses                  $        189,067  $        136,788  $              -          $       325,855
  Write-off Goodwill                                 -                 -                 -                        -
  Research & Development                             -             5,178                 -                    5,178
                                      ----------------- ----------------- -----------------         ---------------
    Total operating expenses                   189,067           141,966                 -                  331,033
  Interest Expense                                   -            32,238            24,000  (C)              56,238
                                      ----------------- ----------------- -----------------         ---------------

 Net Income                           $       (189,067) $       (174,204) $        (24,000)         $      (387,271)
                                      ================= ================= =================         ================
  Pro forma net loss per share        $           (.01) $            N/A  $            N/A          $          (.01)  (G)
                                      ================= ================= =================         ================
  Pro forma weighted-average
  common shares outstanding                 30,000,000               N/A               N/A               30,000,000   (G)
                                      ================= ================= =================         ================


     See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                              NUOASIS GAMING, INC.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

Note 1.          Basis of Presentation

The unaudited pro forma consolidated balance sheet as of September 30, 1996 and the unaudited pro forma consolidated statement of operations for the three months ended September 30, 1996 of NuOasis reflect the acquisition of NPC and the unaudited pro forma consolidated financial statements and operations of NuOasis as if it had acquired NPC as of July 1, 1995.

These unaudited pro forma consolidated financial statements do not purport to be indicative of the results that actually would have been obtained if the two companies and their operations had actually been combined at July 1, 1995, and this presentation is not intended to be a projection of future results or trends.

These proforma financial statements are presented assuming that NPC is the accounting acquiror. As a result of the Transaction, the shareholders of NPC will become the largest NuOasis equity ownership group, and the control group of NPC will continue in control of the surviving entity.

These   proforma   financial   statements   are  presented   assuming  that  all
contingencies surrounding the Transaction, described in Note 2 herein, have occurred.

Note 2.         Background and Overview of the Transaction

NPC was formed in 1993 for the purpose of developing and operating a system to facilitate participation in group play in state lotteries in the United States and the lotteries of foreign countries. The program developed by NPC was named "Hit-Lotto". The Hit-Lotto program uses debit cards, telecommunications, Internet Website, and proprietary computer software to organize and market lottery pools for lottery players who participate in various state lotteries. Since inception NPC's operations have been devoted primarily to the formulation and design of the telecommunication and computer technology to support the Hit-Lotto program. In August, 1994, Hit-Lotto was tested in the San Diego market: development is ongoing.

On June 13, 1996 Nona Morelli's II, Inc.  ("Nona"),  the  controlling  parent of
NuOasis, granted an option to Joseph Monterosso, the President and Chief Executive Officer of NPC ("Monterosso"), to acquire 250,000 Series B Preferred Shares (the "Series B Shares") owned by Nona. Such option is exercisable at a price of $13.00 per share. Monterosso has subsequently conditionally assigned his rights under the option as to 95,000 Series B Shares to certain shareholders of NPC and other investors, leaving him with rights under the option to purchase 155,000 Series B Shares.

On December 19, 1996 NuOasis entered into a Stock Purchase Agreements with each of the shareholders of NPC pursuant to which it agreed to issue a series of Secured Promissory Notes (the "Notes") in the aggregate amount of $1,200,000 and 1,000,000 shares of its common stock to the NPC shareholders in exchange for all of the issued and outstanding shares of capital stock of NPC. The Notes are convertible into a total of 241,900,000 shares of NuOasis' common stock contingent upon NPC's operations achieving certain financial goals over the next several fiscal years. The Notes are non-recourse to NuOasis and secured by the assets of NPC, bear interest at 8% per annum, and are due and payable on May 31, 1999. Under the terms of the Notes, for every $250,000 of net annual operating income achieved by NPC, $7,500 in principal amount of the Notes may be converted into 1,511,875 shares of restricted NuOasis common stock. As part of this

                              NUOASIS GAMING, INC.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

acquisition, Nona and NuOasis agreed to a debt assumption agreement whereby all NuOasis debt in excess of $20,000 on December 24, 1996 is assumed by Nona except for amounts owed to NuVen Advisors, Inc, an affiliate, and Fred G. Luke, Chairman and former President, which are to be converted into shares of NuOasis common stock: the conversion rate is based upon the prevailing market price on the date of the next NuOasis Shareholder's Meeting.

The audited financial statements of NPC are included herein as an exhibit. Such audit reports explain that NPC's financial statements have been prepared assuming that NPC will continue as a going concern and that such statements do not include any adjustments that may result in the event it is unable to do so. The audited financial statements of NPC also reflect that it has incurred operating losses of $2,401,992 from its inception and had negative working capital of $1,581,827, as of December 31, 1995. Unaudited financial statements of NPC for the quarter ended September 30, 1996 are also included elsewhere herein at Part (a) to this Report.

Subject to the exercise of the Option and the sale by Nona of the Series B Shares, NuOasis has agreed to fund NPC's future operations. Exercise of the Option is contingent upon the approval of an amendment to the NuOasis Certificate of Incorporation allowing for its authorized capital stock to be increased to have sufficient shares of its common stock available for conversion of the Notes. Upon such Amendment to the NuOasis Certificate of Incorporation, and the acquisition of the Series B Shares, there will be a change of control of NuOasis. If the NuOasis shareholders do not approve such Amendment to the Certificate of Incorporation it is unlikely that the Series B Shares will be acquired pursuant to the Option and, in this event, NPC may not have sufficient working capital to "roll out" the Hit-Lotto program on a commercial basis, and there will not be a change of control of NuOasis. The Company estimates the minimum dollar amount to roll out the Hit Lotto project on a commercial basis is $1,235,000; however, full implementation on a more rapid scale would require $3,000,000 The Transaction is divided into three phases and summarized as follows:

Phase I :       Acquisition of NPC, which closed on December 24, 1996

Phase II:       Exercise of 95,000 Series B Shares

                Holders of the Option exercise the option to purchase 95,000 Series B Shares, at $13.00 per share, by payment to Nona of $1,235,000. The 95,000 Series B Shares so acquired may then immediately be converted into 7,410,000 shares of restricted NuOasis common stock at the election of the holders.

                Subject to the exercise of the Option as to the 95,000 Series B Shares, NuOasis has agreed to sell its wholly-owned subsidiary, CMA, to Nona for $1,235,000. Upon the sale of CMA, NuOasis intends to contribute most if not all of the proceeds of the sale of CMA to NPC, its wholly owned subsidiary, for working capital.

Phase III:      Exercise of 155,000 Series B Shares

                Following the initial exercise of 95,000 Series B Shares, if such exercise occurs, there will be remaining 155,000 Series B Shares available under the Option. If exercised, the 155,000 Series B Shares could immediately be converted into 12,090,000

                              NUOASIS GAMING, INC.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)

                common shares. The exercise and sale of such remaining Series B Shares will result in an additional $2,015,000 in proceeds to Nona which Nona intends to utilize to satisfy any intercompany payables owed to NuOasis of up to $1,765,000 as of the date Phase III occurs. No amounts are owed by Nona to NuOasis as of September 30, 1996 assuming Phase II occurs, therefore, the entire $1,765,000 is assumed to be a short term loan from Nona to NuOasis and accordingly reflected as such in the pro forma financial statements (see Note 4).

Note 3.         Difference in Fiscal Year Ends

NPC's most recent fiscal year end of December 31, 1995 differs from the Registrant's most recent fiscal year end of June 30, 1996 by more than 93 days. NPC's income statement is updated to March 31, 1996 which is within 93 days of the Registrant's most recent fiscal year end of June 30, 1996. This updating is accomplished by adding subsequent interim period results of three months ended March 31, 1996 to the most recent fiscal year-end information of December 31, 1995 and deducting the comparable preceding year interim period results of the three months ended March 31, 1995.

During the most recent fiscal year end of NuOasis, a change in fiscal year end was made from September 30 to June 30 and, accordingly, the most recent fiscal year ended June 30, 1996 results include only nine months ended June 30, 1996. Since NPC's latest fiscal year is a twelve month period and that NPC is the accounting acquiror, the latest fiscal year (nine months) of NuOasis ended June 30,1996 have been shown to present a twelve month period ended June 30, 1996. The twelve months ended June 30, 1996 is accomplished by adding NuOasis' interim period results of three months ended September 30, 1995 to its nine months ended June 30, 1996 results.

Note 4.         Adjustments to Proforma Financial Statements

(A)     Acquisition of NPC

This adjustment reflects (i) the acquisition of 100% of the outstanding stock of NPC in exchange for the Note in the amount of $1.2 million and the issuance of 1 million shares of NuOasis restricted common stock valued at $125,000, the low bid price on the purchase date of $.12 per share; (ii) the elimination of NuOasis' capital account, including accumulated deficit in the amount of $12,688,895 and additional paid in capital in the amount of $11,852,896; and,
(iii) the recording of "goodwill" in the amount of $835,999 which is assumed to be immediately written off - see Adjustment (D) below.

The acquisition is presented assuming NPC is the accounting acquiror, as discussed above, and accordingly, the allocation of NuOasis' assets acquired and liabilities assumed is as follows:

                              NUOASIS GAMING, INC.
                     Notes to Pro Forma Financial Statements
                                   (Unaudited)


                                                          September 30
                                NuOasis                 1996 (Historical)
                  -------------------------           -----------------------
                  Cash                                $                2,022
                  Stockholders' receivable                         1,326,613
                  Goodwill                                           835,999 (a)
                  Liabilities assumed                               (839,634)
                                                      -----------------------
                      Total consideration             $            1,325,000 (b)
                                                      =======================

                (a)      Goodwill is assumed to be written off -  see adjustment
                         (D) below.
                (b)      Total   consideration   consists  of  note  payable  of
                         $1,200,000 and accrued liability of $125,000.

(B)     Sale of CMA

This adjustment reflects the probable sale of CMA for $1,235,000 resulting in the elimination of the CMA's net equity basis of $ 1,459,585 and gain on sale of $91,585. The adjustment also reflects the elimination of CMA's net assets, including $224,585 of current liabilities and $1,368,000 of shareholders' receivable.

(C)     Interest on Notes Payable

This adjustment reflects interest expense retroactively incurred in the amounts of $96,000 and $24,000 for the twelve months ended June 30, 1996 and three months ended September 30, 1996, respectively, as if the Notes were issued on July 1, 1995.

(D)     Write-off of Goodwill

The excess of the purchase price over the fair market value of the net assets acquired was approximately $ 835,999 and was assumed to be allocated to goodwill. Due to the Registrant's and NPC's historical negative cash flows from operations and working capital deficit, this adjustment assumes the goodwill of $835,999 is immediately written off due to the uncertainty of realizing any future benefit from this asset.

(E)     Short Term Loan

This adjustment reflects the assumption that the Phase III funds generated in the amount of $1,765,000 by Nona are assumed to be a short term loan from Nona to NuOasis (see Note 2).

(F)     Debt Assumption

This adjustment reflects the assumption that, as agreed upon by NuOasis and Nona, all account payables and accrued expenses in excess of $20,000 on December 24, 1996 is assumed by Nona. The total amount of $138,461 represents the outstanding balances of account payables and accrued expenses, as of September 30, 1996, less the $20,000.

(G)     Earnings/Loss Per Share

Pro forma loss per share is completed using the weighted average number of shares of NuOasis common stock issued and outstanding assuming that all the shares were outstanding for the entire year. Common stock equivalents were not considered in the loss per share calculation as the effect would have been anti-dilutive.